Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-133549



                       Prospectus Supplement to Prospectus
                             dated October 31, 2006
                                 as supplemented
                                       on
                                 January 5, 2007

                                35,143,319 Shares

                              Tasker Products Corp.

                                  Common Stock

     This prospectus supplement updates the prospectus dated October 31, 2006, as supplemented on January 5, 2007, relating to the offer and sale from time to time of up to 35,143,319 shares of common stock of Tasker Products Corp. by the Selling Stockholders identified in the prospectus and this prospectus supplement.

     We are providing this prospectus supplement to update the table in the prospectus under the caption "Selling Stockholders" to reflect the transfer from David Dickinson to Tri Van To of warrants to purchase 105,000 shares of common stock which were registered pursuant to a registration statement, made effective October 31, 2006, of which this prospectus is a part. As of the date of this prospectus supplement, David Dickinson is not a Selling Stockholder.



                                                     Common Stock Offered by              Shares Beneficially Owned
                                                         Selling Stockholder                      After Offering
                               Number of     ----------------------------------------     -------------------------
                                Shares         Shares        Shares
Name of Selling             Beneficially      Directly     Underlying
Stockholder                     Owned          Owned        Warrants         Total           Number        Percent
---------------------       ------------     ----------    -----------    ----------      ------------    ----------

Tri Van To                     890,000          --          740,000         740,000         150,000          *

*   Denotes less than 1%



This prospectus supplement is not complete without the prospectus dated October 31, 2006 and the prospectus supplement dated January 5, 2007, and we have not authorized anyone to deliver or use this prospectus supplement without the prospectus and the prospectus supplement dated January 5, 2007.

            The date of this prospectus supplement is June 15, 2007.